Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

JACOBS SOLUTIONS INC.

(A DELAWARE CORPORATION)

August 29, 2022

ARTICLE I

OFFICES

SECTION 1.1 REGISTERED OFFICE. The registered office of Jacobs Solutions Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, Wilmington, and the name of the registered agent at that address shall be The Corporation Trust Company.

SECTION 1.2 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at 1999 Bryan Street, Suite 1200, Dallas, Texas. The Board of Directors (hereinafter called the “Board”) is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.3 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held at such time and date as the Board shall determine by resolution. At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Board, by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings or by the Chair of the Board. Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings may not be called by any other person or persons. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board or (b) otherwise properly brought before the special meeting, by or at the direction of the Board. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

SECTION 2.3 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting pursuant to and in accordance with these Bylaws and specified in the respective notices thereof delivered pursuant to and in accordance with these Bylaws.

SECTION 2.4 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to express consent to corporate action in writing without a meeting pursuant to Article IX of the Certificate of Incorporation, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) nor less than ten (10) days prior to any other action.

If the Board does not so fix a record date, then: (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) The record date for determining stockholders for any other purpose shall be at the day on which the first written consent is expressed; (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.

SECTION 2.5 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to the stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to the stockholder at the address furnished by the stockholder to the Secretary of the Corporation for such purpose or, if the stockholder shall not have furnished to the Secretary of the Corporation an address for such purpose, then at the address of the stockholder last known to the Secretary, or by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law.

Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given as provided above shall be deemed given to the stockholder as follows: (i) if by personal delivery, when delivered to the stockholder; (ii) if by mail, when deposited in the United States mail; (iii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iv) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (v) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (vi) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholders who shall attend such meeting in person or by proxy, except as for stockholders who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned or postponed meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment or postponement is taken.

SECTION 2.6 ADVANCE NOTICE OF STOCKHOLDER NOMINEES; OTHER BUSINESS.

(a)	Annual Meeting of Stockholders.

(i)

Without qualification or limitation, subject to Section 2.06(c)(iv) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.01 of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.07 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.

(ii)

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.06(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(b)	Special Meetings of Stockholders.

(i)

Subject to Section 2.06(c)(iv) of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.07 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary. In order to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(ii)

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(c)	Other Provisions.

(i)	To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.01 or 2.02 of these Bylaws) to the Corporation must include the following, as applicable:

(A)

As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith; (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation; (5) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or that provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”); (6) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation; (7) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (8) any performance- related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household; (9) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder; (10) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (11) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B)

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (3) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C)

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)

With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.07 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(ii)

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)

Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7 of these Bylaws.

(iv)

Nothing in these Bylaws shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(v)

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded.

SECTION 2.7 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.06 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (d) will abide by the requirements of Section 3.03.

SECTION 2.8 QUORUM. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment or postponement thereof. In the absence of a quorum at any meeting or any adjournment or postponement thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn or postpone such meeting from time to time. At any such adjourned or postponed meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.9 VOTING.

(a)

Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation that has voting rights on the matter in question and that has been held by them and registered in their name on the books of the Corporation (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b)

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation they shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or their proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(c)

Any such voting rights may be exercised by the stockholder entitled thereto in person or by their proxy appointed by an instrument in writing, subscribed by such stockholder or by their attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless they shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided by the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meetings of the stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by their proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 2.10 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to notice of and to vote at the meeting and the number of shares held by each of them.

SECTION 2.11 INSPECTORS OF ELECTIONS. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chair of such meeting may appoint an inspector or inspectors of elections to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of their ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which they shall have a material interest.

SECTION 2.12 ACTION WITHOUT A MEETING NOT PERMITTED. No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

SECTION 2.13 CONDUCT OF MEETINGS OF STOCKHOLDERS. Subject to the following, meetings of stockholders generally shall follow accepted rules of parliamentary procedure:

(a)

The chair of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chair. If the chair, in his or her absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the chair shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)

If disorder should arise that prevents continuation of the legitimate business of the meeting, the chair may quit the chair and announce the adjournment or postponement of the meeting; and, upon their so doing, the meeting shall be immediately adjourned or postponed.

(c)	The chair may ask or require that anyone that is not a bona fide stockholder or proxy leave the meeting.

(d)

A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board.

SECTION 3.2 NUMBER AND TERM OF OFFICE. The authorized number of directors shall be not less than three (3) nor more than twenty-one (21), with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of the majority of the entire Board. Each of the directors of the Corporation shall hold office until their successor shall have been duly elected and shall qualify or until they shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.3 ELECTION OF DIRECTORS. At all meetings of stockholders for the election of directors at which a quorum is present, each director then standing for election shall be elected by the vote of the majority of the votes cast, subject to the following provisions:

(a)

Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the Board, which resignation shall be irrevocable. Thereafter, the Board shall decide, through a process managed by the nominating and corporate governance committee (or equivalent) (and excluding the nominee in question from all Board and committee deliberations), whether to accept such resignation.

(b)

Consequences of the Board’s Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the Board, then such director shall immediately cease to be a member of the Board upon the date of action taken by the Board to accept such resignation. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation or removal.

(c)

Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.

(d)

Filling Vacancies: If an incumbent director’s resignation is accepted by the Board pursuant to this Section 3.03, or if a non-incumbent nominee for director is not elected, the Board, may fill any resulting vacancy pursuant to the provisions of Section 3.05, or may decrease the size of the Board pursuant to Section 3.02. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

(e)

Nominees to Agree in Writing to Abide by this Bylaw: To be eligible for election as a director of the Corporation, each nominee (including incumbent directors and nominees proposed by stockholders in accordance with Section 2.06) must agree in writing in advance to comply with the requirements of this Section 3.03.

(f)

Vote Standard in Contested Elections: Notwithstanding anything to the contrary contained in this Section 3.03, in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3.03, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Corporation (i) as of the close of the applicable notice of nomination period set forth in Section 2.06 based on whether one or more notice(s) of nomination were timely filed in accordance with such Section or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with Section 2.06; provided that the determination that an election is a contested election by the Secretary of the Corporation pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or are declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but, in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

SECTION 3.4 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Subject to Section 3.03, any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.5 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until the annual meeting immediately following such director’s election by the Board, unless the appointment occurred less than thirty (30) days prior to such meeting, in which case such director shall stand for election at the following year’s annual meeting, and, in either case, if elected by the stockholders, such director shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until their successor shall have been elected and shall qualify or until they shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.6 PLACE OF MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.7 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

SECTION 3.8 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.9 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chair of the Board of Directors, the Vice Chair of the Board, if any, or the President and Chief Executive Officer and shall be called by the President and Chief Executive Officer or Secretary on the written request of two directors. Notice of all special meetings of the Board shall be given to each director at the address, facsimile number or electronic mail address provided by the director to the Secretary of the Corporation, or in the absence of such information, at the last known address, facsimile number or electronic mail address of the director, as follows:

(a)

By first-class mail, postage prepaid, deposited in the United States mail in the city where the principal office of the Corporation is located at least five (5) days before the date of such meeting; or

(b)	By personal delivery at least twelve (12) hours prior to the time of holding such meeting; or

(c)	By facsimile directed to the director’s facsimile number at least twelve (12) hours prior to the time of holding such meeting; or

(d)	By electronic mail directed to the director’s electronic mail address at least twelve (12) hours prior to the time of holding such meeting.

It shall not be necessary that the same method of giving notice be employed in respect of all directors.

Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

SECTION 3.10 QUORUM AND MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn or postpone the same from time to time until a quorum shall be present. Notice of any adjourned or postponed meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.11 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.12 MANIFESTATION OF DISSENT. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.13 COMPENSATION. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by them on account of their attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.14 EXECUTIVE COMMITTEE. There may be an Executive Committee of three or more directors appointed by the Board, who may meet at stated times, or on notice to all members of such Committee by any of their own number, during the intervals between the meetings of the Board; they shall advise and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. To the full extent permitted by law, the Board may delegate to such Committee authority to exercise all the powers of the Board while the Board is not in session. Vacancies in the members of the Committee shall be filled by the Board at a regular meeting or at a special meeting for that purpose. The Executive Committee shall keep written minutes of its meeting and report the same to the Board when required. The provisions of Sections 3.08, 3.09 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any Executive Committee of the Board.

SECTION 3.15 EMERGENCY MANAGEMENT COMMITTEE. The Board of Directors, by resolution, may provide for an Emergency Management Committee and appoint members or designate the manner in which membership of the Committee shall be determined. The emergency powers granted hereunder shall be operative during any emergency resulting from an attack on the United States or during any nuclear or atomic disaster or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action (an “emergency condition”). Said Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. It shall act only during such emergency condition and so long as the number of Directors able to act shall have been reduced to fewer than five, and until a Board of Directors has been elected by the stockholders. Such Committee shall meet as promptly as possible after the commencement of such an emergency condition as would activate the Committee and at such subsequent time or times as it may designate until a Board of Directors has been duly elected. Such Committee shall as the first order of business elect an Emergency Executive Committee from among its members and a chair thereof, who shall be the chief executive officer of the Corporation. Such Executive Committee shall function in the same manner and possess the same powers as the Executive Committee of the Board of Directors, as provided in Article III of these Bylaws, and shall have as many members as shall be provided by resolution of the Board. Such Committees shall make their own rules of procedure except to the extent otherwise provided by resolution of the Board. A majority of the members of the Committees able to act shall constitute a quorum. The physical presence of a member shall not be required if their vote on an action to be taken can be obtained by available means of communication. Any vacancy occurring in said Committees caused by resignation, death or other incapacity may be filled by a majority of the remaining members of the Emergency Management Committee and any member so chosen shall serve until a Board of Directors has been duly elected.

SECTION 3.16 OTHER COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate in such resolution. Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meetings and report the same to the Board when required. The provisions of Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.

ARTICLE IV

OFFICERS

SECTION 4.1 NUMBER. The officers of the Corporation shall be a Chair of the Board, a President, one or more Vice Presidents (including Executive Vice Presidents, Group Vice Presidents and Senior Vice Presidents), a Secretary and a Treasurer. The Chief Executive Officer of the Corporation shall be such officer as the Board shall from time to time designate. The Board may also elect a Vice Chair of the Board and one or more Assistant Secretaries and Assistant Treasurers. A person may hold more than one office provided that the duties thereof can be consistently performed by the same person.

SECTION 4.2 OTHER OFFICERS. The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4.3 ELECTION. Each of the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.02 or Section 4.05 of this Article, shall be chosen annually by the Board and shall hold office until they shall resign or shall be removed or otherwise disqualified to serve, or their successor shall be elected and qualified.

SECTION 4.4 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board.

SECTION 4.5 REMOVAL; VACANCIES. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

SECTION 4.6 THE CHAIR OF THE BOARD. The Chair of the Board shall preside at all meetings of the stockholders and directors and shall have such other powers and duties as may be prescribed by the Board or by applicable law. The Chair of the Board shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.

SECTION 4.7 THE VICE CHAIR OF THE BOARD. In the absence of the Chair of the Board the Vice Chair of the Board, if there be such an officer, shall have all the powers and shall exercise all the duties of the Chair of the Board.

SECTION 4.8 THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board, the President shall be the Chief Executive Officer of the Corporation and subject to the direction and control of the Board and the Chair, the President and Chief Executive Officer shall have general supervision, control and management of the affairs and business of the Corporation, and general charge and supervision of all officers, agents and employees of the Corporation; shall ensure that all orders and resolutions of the Board are carried into effect; shall, in the absence of the Chair of the Board and Vice Chair of the Board, if any, preside at all meetings of the stockholders and the Board; and in general shall exercise all powers and perform all duties incident to the office of the President and Chief Executive Officer and such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by these Bylaws. The President and Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

SECTION 4.9 THE EXECUTIVE VICE PRESIDENTS. In the absence of the President and Chief Executive Officer or in the event of the inability or refusal of the President and Chief Executive Officer to act, the Executive Vice Presidents, if any, (in the order of their rank, as specified by the Board, or in the absence of such specification then in the order of their elections) shall perform all duties of the President and Chief Executive Officer and when so acting shall have all of the powers of and be subject to all the restrictions upon, the President and Chief Executive Officer. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the President and Chief Executive Officer, the Board or these Bylaws.

SECTION 4.10 THE VICE PRESIDENTS. In the absence of the Executive Vice Presidents or in the event of the inability or refusal of the Executive Vice Presidents to act, the Group Vice Presidents and Senior Vice Presidents, if any, or, if none, the Vice Presidents, (in the order of their rank, as specified by the Board, or in the absence of such specification, then in the order of their election) shall perform the duties of the President and Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. The Group Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the President and Chief Executive Officer, the Board or these Bylaws.

SECTION 4.11 THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President and Chief Executive Officer, under whose supervision the Secretary shall act. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an assistant secretary, shall have authority to affix the same to an instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his or her signature.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

SECTION 4.12 THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and may be referred to by that title shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety as shall be satisfactory to the Board for the faithful performance of the duties of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under his or her control belonging to the Corporation.

SECTION 4.13 THE ASSISTANT TREASURER. The assistant treasurer, or if there be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.1 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness payable by the Corporation shall be signed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person or persons shall give such bond, if any, as the Board may require.

SECTION 5.2 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President and Chief Executive Officer, any Executive, Group, Senior or other Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.3 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI

SHARES AND THEIR TRANSFER

SECTION 6.1 CERTIFICATES FOR STOCK. Shares of the Corporations stock may be certificated or uncertificated; provided, however, that every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by them. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chair, Vice Chair or President and Chief Executive Officer or an Executive, Group, Senior or other Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the Corporation’s stock whether or not represented by such certificates, the number and class of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Upon a holder’s request, the Corporation shall provide evidence of any equivalent uncertificated shares. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificated or uncertificated share or shares shall be issued in exchange for any existing certificate until such existing certificate shall have been cancelled, except in cases provided for in Section 6.04.

SECTION 6.2 TRANSFERS OF STOCK. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purpose as regards the Corporation. Transfers of shares of stock of the Corporation shall be registered on the books of the Corporation or a transfer agent appointed as provided in Section 6.03, and may only be made upon instruction of the registered holder thereof, or of their attorney thereunto authorized by power of attorney duly executed, and the payment of all taxes thereon. Upon surrender of a certificate of shares to the Corporation or its transfer agent, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require, the Corporation shall cancel the old certificate and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, and of payment of transfer taxes as the Corporation or its agents may require, the Corporation shall cancel such uncertificated shares and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for registration of transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.4 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction or mutilation of any certificate of stock, the Corporation may issue new equivalent certificated or uncertificated shares in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that such new shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 6.5 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than twenty (20) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of such meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that they are or were a director, officer or employee of the Corporation, or are or were serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that they had reasonable cause to believe that their conduct was unlawful.

SECTION 7.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer or employee of the Corporation, or are or were serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.3 DETERMINATION OF RIGHT OF INDEMNIFICATION. To obtain indemnification under Section 7.01 or 7.02, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because they have met the applicable standard of conduct set forth in Sections 7.01 and 7.02. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

SECTION 7.4 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection therewith.

SECTION 7.5 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board deems appropriate, provided that advances pursuant to this Section 7.05 shall paid by the Corporation within twenty (20) days after the receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances from time to time.

SECTION 7.6 OTHER RIGHTS AND REMEDIES. The benefits provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.7 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify them or hold them harmless against such liability under the provisions of this Article.

SECTION 7.8 CONSTITUENT CORPORATIONS. For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, and shall also include without limitation Jacobs Engineering Group Inc., a Delaware corporation, so that any person who is or was a director, officer or employee of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as they would if they had served the resulting or surviving corporation in the same capacity.

SECTION 7.9 EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to “other enterprises” shall include employee benefit plans, and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation that imposes a duty on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries.

SECTION 7.10 BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that they are or were a director or officer of the Corporation, or are or were serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that they are not entitled to be indemnified by the Corporation as authorized in this Section 7.10, provided that advances pursuant to this Section 7.10 shall paid by the Corporation within twenty (20) days after the receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances from time to time. The first sentence of this Section 7.10 to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which they were not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which they were not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 7.10 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that they are not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 7.10 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v). To obtain indemnification under Section 7.10, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.

SECTION 7.11 INDEMNITY FUND. Upon resolution passed by the Board, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of any or all of its obligations arising under this Article VII and/or any agreements that may be entered into between the Corporation and its officers and directors from time to time.

SECTION 7.12 SEVERABILITY. If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director or employee to be unenforceable, ineffective or invalid for any reason (a) the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law, and (b) to the fullest extent possible, the provisions of this Article VII (including each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 7.13 AMENDMENTS. The foregoing provisions of this Article VII shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the foregoing provisions of this Article VII shall as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 SEAL. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

SECTION 8.2 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 8.3 FISCAL YEAR. The fiscal year of the Corporation shall end on the Friday closest to September 30 of each year (determined on the basis of the number of business days).

SECTION 8.4 AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, these Bylaws or any of them may be amended or repealed and new Bylaws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of not less than seventy-five (75%) percent of the total voting power of all outstanding shares of voting stock of the Corporation in an annual meeting of stockholders or at any special meeting of stockholders, provided that notice of such proposed amendment, repeal or adoption is given in the Corporation’s notice calling such meeting delivered pursuant to and in accordance with these Bylaws.

Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

SECTION 8.5 VOTING STOCK. Unless otherwise ordered by the Board, the Chair of the Board, the President and Chief Executive Officer and each Executive, Group, Senior or other Vice President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers that are incident to the ownership of such stock and which as the owner thereof the Corporation may have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or person.

SECTION 8.6 EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

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